                                 Exhibit (m)(10)

Services Agreement dated as of April 1, 2002 between Charles Schwab & Co., Inc.,
          One Group Dealer Services, Inc. and One Group Mutual Funds.

One Group Funds
Form SAIv1

                               SERVICES AGREEMENT

         This Agreement is made as of April 1, 2002, between Charles Schwab & Co., Inc. ("Schwab"), a California corporation, each registered investment company ("Fund Company") executing this Agreement, on its own behalf and on behalf of each of its series or classes of shares ("Fund(s)") listed on Schedule I, as amended from time to time, and One Group Dealer Services, Inc. ("Fund Affiliate"). Fund Company and Fund Affiliate are collectively referred to herein as "Fund Parties." In the event that there are no series or classes of shares listed on Schedule I, the term "Fund(s)" shall mean "Fund Company."

         WHEREAS, Fund Affiliate is either an investment adviser to or an administrator for the Funds or the principal underwriter for the Funds.

         WHEREAS, Fund Parties wish to have certain recordkeeping, shareholder communication, and other such administrative services performed for each Fund; and

         WHEREAS, Schwab is willing to perform or cause to be performed such administrative services on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

         1.       Services.
                  --------

                  a. During the term of this Agreement, Schwab shall perform or cause to be performed the administrative services set forth on Exhibit A hereto, as such exhibit may be amended from time to time by mutual consent of the parties (the "Services").

                  b. The parties agree that the Operating Agreement, dated as of June 6, 1997, between Schwab and Fund Company, as amended from time to time ("Operating Agreement"), is incorporated herein by this reference. In processing purchase, redemption, transfer and exchange orders placed by Schwab on behalf of investors, and in order to facilitate the performance of Services, all terms and conditions of the Operating Agreement shall be binding as between Schwab and Fund Parties, and the references to Fund Company therein shall be deemed to mean Fund Parties for the purposes of this Agreement. In the event of any inconsistency between the Operating Agreement and this Agreement, this Agreement shall control.

         2.       Fees.
                  -----

                  a. For the Services, Schwab shall receive a fee (the "Fee") which shall be calculated and paid in accordance with Exhibit B hereto. Schedule II identifies the amount of components of the Fee as follows:

                           (i)      that portion of the Fee, if any,  determined
by the Fund's board of directors to be payable by the Fund for non-distribution related services, and not paid pursuant to a plan of distribution or shareholder servicing adopted and maintained pursuant to Rule 12b-1 ("Rule 12b-1 Plan") under the Investment Company Act of 1940, as amended (the "1940 Act") ("Component 1");

                           (ii)     that portion of the Fee, if any, paid
pursuant to a Rule 12b-1 Plan ("Component 2"); and either

                           (iii)    (A)  that portion of the Fee, if any,
not payable by the Fund and not paid pursuant to a Rule 12b-1 Plan ("Component 3"), or

One Group Funds Form SAM

                                    (B)  that portion of the Fee, if any,  not
payable by the Fund or paid pursuant to a Rule l2b-1 Plan and determined by the Fund's board of directors to be for non-distribution related services ("Component 4").

                  b. Fund Parties acknowledge and agree that:

                           (i)      Fund Company  will pay to Schwab Component
1, and Fund Affiliate will be jointly and severally responsible to Schwab with Fund Company for Component 1; and,

                           (ii)     Fund  Affiliate  as the Fund's  principal
underwriter or Fund Affiliate on behalf of the Fund's principal underwriter will pay to Schwab any remaining Fee under Component 2; and, either

                           (iii)    (A)  Fund  Affiliate  as the Fund's
principal underwriter or Fund Affiliate on behalf of the Fund's principal underwriter will pay to Schwab any remaining Fee under Component 3, or

                                    (B)  Fund Affiliate will pay to Schwab any
remaining Fee under Component 4.

         3. Transaction Charges. The parties acknowledge and agree that Schwab
            --------------------
may collect transaction fees from certain customers (including "Active Traders," as Schwab may define that term) for certain services and from other customers upon such other customers' redemption of certain shares.

         4. Indemnification.
            ----------------

                  a. Schwab shall indemnify and hold harmless Fund Parties and their directors, officers, employees, and agents ("Indemnified Parties") from and against any and all losses, claims, liabilities and expenses (including reasonable attorney's fees) ("Losses") incurred by any of them arising out of
(i) Schwab's dissemination of information regarding Fund Parties or a Fund that contains an untrue statement of material fact or any omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and that was not published or provided to Schwab by or on behalf of Fund Company or its affiliated persons ("Affiliates") as defined under the Investment Company Act of 1940, as amended (the "1940 Act"), or accurately derived from information published or provided by or on behalf of Fund Company or any Affiliate, (ii) any breach by Schwab of any representation, warranty or agreement contained in this Agreement, or (iii) any willful misconduct or negligence by Schwab in the performance of, or failure to perform, its obligations under this Agreement, except to the extent such Losses are caused by a Fund Party's breach of this Agreement or a Fund Party's willful misconduct or negligence in the performance, or failure to perform, its obligations under this Agreement. This Section 4(a) shall survive termination of this Agreement.

                  b. In any event, no party shall be liable for any special, consequential or incidental damages.

         5. Role and  Relationship  of Schwab.  The parties  acknowledge and
            ---------------------------------
agree that the Services under this Agreement are recordkeeping, shareholder communication and related services only and are

One Group Funds
Form SAIv1

not the services of an underwriter or a principal underwriter of any Fund within the meaning of the Securities Act of 1933, as amended, or the 1940 Act, although certain of these services may be distribution related. This Agreement does not grant Schwab any right to purchase shares from any Fund (although it does not preclude Schwab from purchasing any such shares), nor does it constitute Schwab an agent of Fund Parties or any Fund for purposes of selling shares of any Fund to any dealer or the public. To the extent Schwab is involved in the purchase of shares of any Fund by Schwab's customers, such involvement will be as agent of such customer only.

         6. Information to be Provided. Fund Parties shall provide to Schwab prior to the effectiveness of this Agreement or as soon thereafter as practicable, two (2) copies of the then-current prospectus and statement of additional information of each Fund. Fund Party shall provide Schwab with written copies of any amendments to or changes in the Fund's prospectus or statement of additional information immediately upon their effective date.

         7. Representations and Warranties.

                  a. Each Fund Party represents and warrants that its board of directors or board of trustees has authorized such Fund Party to enter into this Agreement.

                  b. Each Fund Party represents and warrants that the person signing this Agreement on its behalf is an officer or a party authorized to execute this Agreement on behalf of such Fund Party.

         8. Notices. All notices required by this Agreement (excluding the Operating Agreement) shall be in writing and delivered personally or sent by first class mail. Such notices will be deemed to have been received as of the earlier of actual physical receipt or three (3) days after deposit, first class postage prepaid, in the United States mail. All such notices shall be made:

        if to Schwab, to:           Charles Schwab & Co., Inc.
                                    101 Montgomery Street
                                    San Francisco, CA 94104

                                    Attention: William M. Thomas
                                    Senior Vice President/ Mutual Funds

        with a copy to:             General Counsel, Mutual Funds
                                    at the same address;

        if to Fund Party, to the address given below in the signature block.

         9. Nonexclusivity. Each party acknowledges that the other may enter into agreements similar to this Agreement with other parties for the performance of services similar to those to be provided under this Agreement, unless otherwise agreed to in writing by the parties.

         10. Assignability. This Agreement is not assignable by any party without the other parties' prior written consents and any attempted assignment in contravention hereof shall be null and void; provided, however, that Schwab may, without the consent of Fund Parties, assign its rights and obligations under this Agreement to any Affiliate.

One Group Funds
Form SAIv1

         11. Exhibits and Schedules; Entire Agreement. All Exhibits and Schedules to this Agreement, as they may be amended from time to time, are by this reference incorporated into and made a part of this Agreement. This Agreement (including the Exhibits and Schedules hereto), together with the Operating Agreement, constitute the entire agreement between the parties as to the subject matter hereof and supersede as of the date hereof any and all agreements, representations and warranties, written or oral, regarding such subject matter made prior to the time at which this Agreement has been executed and delivered by Schwab and Fund Parties, including, but not limited to, the Services Agreement between Schwab, Fund Company and The One Group Services Company, made as of June 6, 1997, as amended thereafter.

         12. No Waiver. The failure of either party to insist upon exercising any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party's right to assert or rely upon such provision or right in any other instance.

         13. Amendment. This Agreement and the Exhibits and Schedules hereto may be amended only by a writing executed by each party hereto that is to be bound by such amendment.

         14. Governing. This Agreement shall be governed by and interpreted under the laws of the State of California, pplicable to contracts between California residents entered into and to be performed entirely within the state.

         15. Effectiveness of Agreement, Termination

             a. The effective date of this Agreement as to any Fund shall be the later of the date on which this Agreement is made or the date set forth opposite the name of the Fund on Schedule I.

             b. This Agreement may be terminated as to a Fund (i) by any party upon ninety (90) days' written notice to the other parties or (ii) by any party upon such shorter notice as is required by law, order, or instruction by a court of competent jurisdiction or a regulatory body or self-regulatory organization with jurisdiction over such terminating party or (iii) by Fund Parties, upon notice to Schwab of the termination of any Rule 12b-1 Plan as to any Fund that had such Rule 12b-1 Plan in effect as of its effective date on this Agreement, provided that a portion of the Fee is paid pursuant to the Rule 12b-1 Plan.

             c. Notwithstanding any termination, Fund Parties will remain obligated to pay Schwab the Fee as to each share of the Fund that was considered in the calculation of the Fee as of the date of termination, and as to each share of the Fund which results from reinvesting the dividends or capital gains distributed on such shares (each a "Pre-Termination Share"), for so long as such Pre-Termination Share is held in any of the Account(s) (as defined in the Operating Agreement) and Schwab continues to perform substantially all of the Services as to such Pre-Termination Share. Further, for so long as Schwab continues to perform the Services as to any Pre-Termination Shares, this Agreement will otherwise remain in full force and effect as to such Pre-Termination Shares. Fund Parties shall reimburse Schwab promptly for any reasonable expenses Schwab incurs in effecting any termination of this Agreement, including delivery to a Fund Party of any records, instruments, or documents reasonably requested by the Fund Party.

             d. In the event a Fund merges or is subject to some other form of business reorganization such that shareholders of the Fund receive shares of an entity not listed on Schedule I to

One Group Funds Form SAM

this Agreement (each share a "Reorganized Share"), each such Reorganized Share shall be deemed to be a Pre-Termination Share and Fund Parties will remain obligated to pay Schwab the Fee as to each Reorganized Share for so long as such Reorganized Share is held in any Schwab account, unless such Reorganized Share is subject to a services agreement with Schwab other than this services agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement by a duly authorized representative of the parties hereto.

CHARLES SCHWAB & CO., INC.                                    ONE GROUP MUTUAL FUNDS, on its own
                                                              Behalf and on behalf of each Fund listed on
                                                              Schedule I hereto
By:   /s/  William M. Thomas
     --------------------------------
         William M. Thomas
         Senior Vice President                                By:  /s/  Robert L. Young
         Mutual Funds                                              ---------------------------------------


                                                              Name:  Robert L. Young
                                                                     -------------------------------------
Date:   September 13, 2002
       -----------------------------
                                                              Title:   Vice President
                                                                      ------------------------------------
ONE GROUP DEALER SERVICES, INC.
                                                              Date:  April 1, 2002
                                                                     -------------------------------------
By:   /s/ Mark A. Beeson
     --------------------------------
                                                              Address:   1111 Polaris Parkway, Suite 2-G/J/L
                                                                         -----------------------------------
Name:   Mark A. Beeson
      -------------------------------
                                                              Columbus, OH 43240
                                                              --------------------------------------------
Title:  President & CEO
       ------------------------------
                                                              Attn:   One Group
                                                                     -------------------------------------
Date:    April 1, 2002
       ------------------------------

Address:   1111 Polaris Parkway, Suite 2-G/J/L
           -----------------------------------
Columbus, OH 43240
-------------------------------------
Attn:    One Group
       ------------------------------

One Group Funds
Form SAIv1

                                    EXHIBIT A

                                    SERVICES

          1.      Record Maintenance.
                  ------------------

                  Schwab shall maintain, and require any correspondent brokers or banks to maintain with respect to their customers, the following records with respect to a Fund for each customer who holds Fund shares in a Schwab brokerage account:

                  a.   Number of shares;
                  b. Date, price and amount of purchases and redemptions (including dividend reinvestments) and dates and amounts of dividends paid for at least the current year to date;
                  c. Name and address of the customer, including zip codes and social security numbers or taxpayers identification numbers;
                  d.   Records of distributions and dividend payments;
                  e.   Any transfers of shares; and
                  f.   Overall control records.

          2.      Shareholder Communications.
                  --------------------------

                  Schwab shall:

                  a. Provide to a shareholder mailing agent for the purpose of mailing certain Fund-related materials the names and addresses of all Schwab customers who hold shares of such Fund in their Schwab brokerage accounts. The shareholder mailing agent shall be a person or entity with whom the Fund has arranged for the distribution of certain Fund-related material in accordance with the Operating Agreement. The Fund-related materials shall consist of updated prospectuses and any supplements and amendments thereto, annual and other periodic reports, proxy or information statements and other appropriate shareholder communications. In the alternative, in accordance with the Operating Agreement, Schwab may distribute the Fund-related materials to its customers.

                  b. Mail current Fund prospectuses and statements of additional information and annual and other periodic reports upon customer request and, as applicable, with confirmation statements;

                  C. Mail statements to customers on a monthly basis (or, as to accounts in which there has been no activity in a particular month, no less frequently than quarterly) showing, among other things, the number of shares of each Fund owned by such customer and the net asset value of such Fund as of a recent date;

                  d. Produce and mail to customers confirmation statements reflecting purchases and redemptions of shares of each Fund in Schwab brokerage accounts;

                  e. Respond to customer inquiries regarding, among other things, share prices, account balances, dividend amounts and dividend payment dates; and

                  f. With respect to Fund shares purchased by customers after the effective date of this Agreement, provide average cost basis reporting to customers to assist them in preparation of income tax returns.

One Group Funds
Form SAIv1

                  g. If Schwab clears transactions in Fund shares for any correspondent brokers or banks in an omnibus relationship, it will require each such correspondent broker or bank to provide such shareholder communications as set forth in 2(a) through to 2(f) to its own customers.

          3. Transactional Services. Schwab shall communicate, as to shares of each Fund, purchase, redemption and exchange orders reflecting the orders it receives from its customers or from any correspondent brokers and banks for their customers. Schwab shall also communicate to beneficial owners holding through it, and to any correspondent brokers or banks for beneficial owners holding through them, as to shares of each Fund, mergers, splits and other reorganization activities, and require any correspondent broker or bank to communicate such information to its customers.

          4. Tax Information Returns and Reports. Schwab shall prepare and file, and require to be prepared and filed by any correspondent brokers or banks as to their customers, with the appropriate governmental agencies, such information, returns and reports as are required to be so filed for reporting (i) dividends and other distributions made, (ii) amounts withheld on dividends and other distributions and payments under applicable federal and state laws, rules and regulations, and (iii) gross proceeds of sales transactions as required.

          5. Fund Communications. Schwab shall, upon request by Fund Parties, on each Business Day and for each Fund, report the number of shares on which the Fee is to be paid pursuant to this Agreement and the number of shares on which no such Fee is to be paid. Schwab shall also provide each Fund with a monthly invoice.

One Group Funds
Form SAIv1

                                    EXHIBIT B

                               Calculation of Fee

          1. The Fee shall be calculated each month by multiplying the average Daily Value of Qualifying Shares (defined below) for the month times 35 basis points per annum. Notwithstanding the foregoing, the minimum Fee for each Fund which is designated "MIN" on Schedule I ("MIN Fund"), shall be $2,000 per month commencing with the first full month and terminating with the last full month such Fund is effective under this Agreement. Any Maintenance Fee set forth on
Schedule II to the Operating Agreement as to the Account(s) of a MIN Fund which would otherwise be assessed under the Operating Agreement shall be waived for any month for which this Agreement is in effect as to such Fund. The Fee shall be billed monthly in arrears and paid in accordance with Section 5 below.

          2. The Daily Value of Qualifying Shares is the aggregate daily value of all shares of a Fund held in the Account(s), subject to the following exclusions ("Qualifying Shares"). There shall be excluded shares first held in the Account(s) after the termination of this Agreement as to the Fund (except that Pre-Termination Shares resulting from reinvested dividends or capital gains under Section 15(c) of this Agreement shall also be Qualifying Shares).

          3. For purposes of this Exhibit, the daily value of the shares of each Fund will be the net asset value reported by such Fund to the National Association of Securities Dealers, Inc. Automated Quotation System. No adjustments will be made to the net asset values to correct errors in the net asset values so reported for any day unless such error is corrected and the corrected net asset value per share is reported to Schwab before 5 o'clock, p.m., San Francisco time, on the first business day after the day to which the error relates.

          4. At the request of Fund Parties, Schwab shall provide, on each business day, a statement of the aggregate Daily Value of the Qualifying Shares of each Fund for such day and the estimated amount of the Fee for such day. As soon as practicable after the end of the month, Schwab shall also provide to Fund Parties an invoice for the amount of the Fee due for each Fund. In the calculation of such Fee, Schwab's records shall govern unless an error can be shown in the number of shares used in such calculation.

            5. The Fee is due and payable by Fund Parties upon receipt of the invoice setting forth such Fee. Payment shall be made by wire transfer. Such wire transfer shall be separate from wire transfers of redemption proceeds or distributions under the Operating Agreement. The Fee shall accrue interest on any outstanding amount from the date of the invoice, and Schwab shall be entitled to charge Fund Parties the accrued interest in the event that Schwab has not received full payment by the last Business Day of the month in which the invoice is rendered. The rate of interest shall be the Federal Funds "offered" rate for each day as published in The Wall Street Journal on the last Business Day of each month during which any amount of the Fee remains outstanding. Schwab shall not be entitled to charge Fund Parties the accrued interest on any amount for which Schwab has received payment by the last Business Day of the month in which the invoice is rendered.

One Group Funds
Form SAIv1

                                    SCHEDULEI
                            TO THE SERVICES AGREEMENT

  Fund Company/ Funds                                                                              Effective Date
  -------------------                                                                              --------------
  One Group Mutual Funds

      One Group Bond Fund, Class A                                                                 4/1/02
      One Group Bond Fund, Class I                                                                 4/l/02
      One Group Diversified Equity Fund, Class I MIN                                               4/l/02
      One Group Diversified Mid Cap Fund, Class A                                                  4/l/02
      One Group Diversified Mid Cap Fund, Class 1                                                  4/1/02
      One Group Equity Income Fund, Class A                                                        4/l/02
      One Group Equity Income Fund, Class I MIN                                                    4/1/02
      One Group High Yield Bond Fund, Class I MIN                                                  4/1/02
      One Group International Equity Index Fund, Class A                                           4/1/02
      One Group International Equity Index Fund, Class I MIN                                       4/1/02
      One Group Large Cap Growth Fund, Class A                                                     4/1/02
      One Group Large Cap Growth Fund, Class I MIN                                                 4/1/02
      One Group Large Company Value Fund, Class 1                                                  4/1/02
      One Group Mid Cap Growth Fund, Class I MIN                                                   4/l/02
      One Group Mid Cap Value Fund, Class I MIN                                                    4/l/02
      One Group Municipal Income Fund, Class A                                                     4/1/02
      One Group Municipal Income Fund, Class I MIN                                                 4/l/02
      One Group Small Cap Growth Fund, Class I MIN                                                 4/l/02
      One Group Small Cap Value Fund, Class A                                                      4/l/02
      One Group Small Cap Value Fund, Class I                                                      4/l/02
      One Group Ultra-Short Term Bond Fund, Class A                                                4/1/02

MIN   Indicates that Fund is subject to the minimum monthly Fee as set forth on
Exhibit B.

One Group Funds
Form SAIvI

                                   SCHEDULEII
                            TO THE SERVICES AGREEMENT

                                                               Qualifying Shares
Fee Component (Section 2)                                        Fee Rate                 Minimum Fee
------------------------------------------                -------------------------------------------
Component 1/1/                                                       ______ bps             $___________

Component 2/2/                                                       ______ bps             $___________

Component 3/3/                                                       ______ bps             $___________

Component 4/4/                                                       ______ bps             $___________

Total Fee                                                               35 bps                  $2,000


------------------------------------------
/1/Fund payable, non-Rule 12b-1 Plan
/2/Non-Fund payable, Rule l2b-1 Plan
/3/Non-Fund payable, non-Rule 12b-1 Plan
/4/Non-Fund payable, non-Rule l2b-1 Plan, non-distribution related)